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                                 United States
                      Securities and Exchange Commission
                             Washington, DC 20549

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                                 Form 8-K

                               Current Report


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


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                       Date of Report: February 23, 2001

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                            BOEING CAPITAL CORPORATION
              (Exact name of registrant as specified in its charter)

            Delaware                     95-2564584               0-10795
 (State or other jurisdiction of      (I.R.S. Employer     (Commission File No.)
 Incorporation or Organization)      Identification No.)

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             500 Naches Ave., SW, 3rd Floor o Renton, Washington 98055
                    (Address of principal executive offices)

                               (425) 393-2914
           (Registrant's telephone number, including area code)

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



Item 5.  Other Events


The following summary consolidated financial data of Boeing Capital Corporation (the "Company") for the periods indicated are being provided for public reference prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Form 10-K is expected to be timely filed during March 2001.

Boeing Capital Corporation and Subsidiaries
Summary Financial Information (Unaudited)


                                                                                                     December 31,
(Dollars in millions, except stated value and par value)                                       2000                1999
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Selected earnings data:
   Revenues                                                                              $        447.9     $        285.2
   Interest expense                                                                               229.2              130.0
   Net income                                                                                     107.2               78.2

Ratio of income to fixed charges (1)                                                                1.72               1.95

Selected balance sheet data:
    Financing receivables, net                                                           $       3,016.0    $       2,020.1
    Cash and cash equivalents                                                                       48.6               26.9
    Equipment under operating leases, net                                                        2,151.0              828.2
    Equipment held for sale or re-lease                                                            101.2               66.0
    Accounts due from The Boeing Company and                                                       215.8                2.6
      Boeing Capital Services Corporation
    Other assets                                                                                   123.3               99.8
                                                                                         --------------------------------------
         Total assets                                                                    $       5,655.9    $       3,043.6
                                                                                         ======================================

    Short-term notes payable                                                             $         652.9    $         271.0
    Accounts payable and accrued expenses                                                           62.5               38.5
    Other liabilities                                                                              135.0               96.5
    Deferred income taxes                                                                          468.8              427.5
    Long-term debt:
      Senior                                                                                     3,635.4            1,741.8
      Subordinated                                                                                  29.2               44.9
                                                                                         --------------------------------------
         Total liabilities                                                                       4,983.8            2,620.2
                                                                                         --------------------------------------

    Preferred stock - no par value; authorized 100,000 shares:
      Series A; $5,000 stated value; authorized, issued and
      outstanding 10,000 shares                                                                     50.0               50.0
    Common stock - $100 par value; authorized 100,000 shares;
       issued and outstanding 50,000 shares                                                          5.0                5.0
    Capital in excess of par value                                                                 234.5               89.5
    Income retained for growth                                                                     382.6              278.9
                                                                                         --------------------------------------
         Total shareholder's equity                                                                672.1              423.4
                                                                                         --------------------------------------
         Total liabilities and shareholder's equity                                      $       5,655.9    $       3,043.6
                                                                                         ======================================



(1) For purposes of computing the ratio of income to fixed charges, income consists of income before provision for income taxes and fixed charges; and fixed charges consist of interest expense and preferred stock dividends.

                               Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Boeing Capital Corporation

                                  By   /s/ STEVEN W. VOGEDING
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                                      Steven W. Vogeding
    February 23, 2001                 Vice President and Chief Financial Officer